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                                                                    Exhibit 23.1


                          Independent Auditors' Consent


The Board of Directors
FBR Asset Investment Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-90572 and 333-76906) on Form S-3 of FBR Asset Investment Corporation of our report dated June 26, 2002, with respect to the consolidated statements of financial condition of FBR Asset Investment Corporation as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K/A of the Company. We also consent to the reference to our firm under the headings "Experts", "Audit of our Financial Statements by KPMG LLP" and "Independent Accountants" in the registration statements (Nos. 333-90572 and 333-76906) on Form S-3.


/s/ KPMG LLP

McLean, VA
June 27, 2002